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                                                                      EXHIBIT 16





June 18, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

We have read paragraphs one and two of Item 4 included in the Form 8-K dated June 18, 2002 of Cohesant Technologies Inc., filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


Arthur Andersen LLP


cc:  Rob Pawlak - Cohesant Technologies, Inc.